     As filed with the Securities and Exchange Commission on June 22, 2004.

                                                      Registration No. 333-39589
--------------------------------------------------------------------------------


                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                         POST-EFFECTIVE AMENDMENT NO. 1

                                       TO

                                    FORM S-3

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                         DREXLER TECHNOLOGY CORPORATION
             (Exact name of registrant as specified in its charter)

              Delaware                                       77-0176309
   (State or other jurisdiction of                       (I.R.S. Employer
   incorporation or organization)                       Identification No.)

                         1875 North Shoreline Boulevard
                      Mountain View, California 94043-1319
                                 (650) 969-7277
               (Address, including zip code, and telephone number,
        including area code, of registrant's principal executive offices)


           RICHARD M. HADDOCK                                 Copy to:
       Co-Chief Executive Officer                       JERALD E. ROSENBLUM
    (Co-Principal Executive Officer)                   Pillsbury Winthrop LLP
     Drexler Technology Corporation                     2475 Hanover Street
     1875 North Shoreline Boulevard                   Palo Alto, CA 94304-1114
  Mountain View, California 94043-1319                     (650) 233-4500
             (650) 969-7277
(Name, address, including zip code, and
 telephone number, including area code,
          of agent for service)



                                -----------------

     This Amendment to Registration Statement shall become effective immediately upon filing with the Securities and Exchange Commission.


--------------------------------------------------------------------------------

                       DEREGISTRATION OF UNSOLD SECURITIES

     The undersigned Registrant hereby removes and withdraws from registration all of the unsold shares of its Common Stock previously registered pursuant to this Registration Statement on Form S-3 (Registration No. 333-39589, filed November 5, 1997), due to the expiration of the offering period during which the Registrant is required to maintain the effectiveness of the registration for sale of the shares by the Selling Stockholders.



                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment to its Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Mountain View, State of California, on June 22, 2004.


                                     DREXLER TECHNOLOGY CORPORATION

                                     By      /s/ Richard M. Haddock
                                        --------------------------------------
                                                 Richard M. Haddock
                                             Co-Chief Executive Officer


     Pursuant to the requirements of the Securities Act, this Post-Effective Amendment to Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.


           Name                            Title                                     Date
           ----                            -----                                     ----
   /S/ Richard M. Haddock     Co-Chief Executive Officer                         June 22, 2004
---------------------------   (Co-Principal Executive Officer)
       Richard M. Haddock


   /s/ Steven G. Larson       Vice President of Finance and Treasurer            June 22, 2004
---------------------------   (Principal Financial Officer and Principal
       Steven G. Larson       Accounting Officer)


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